Exhibit 10.18

EQUITY FUNDING AGREEMENT

among

SOLYNDRA, INC.,

as Equity Contributor

SOLYNDRA FAB 2 LLC,

as Borrower

U.S. DEPARTMENT OF ENERGY,

as Credit Party

U.S. DEPARTMENT OF ENERGY,

as Loan Servicer

U.S. BANK NATIONAL ASSOCIATION,

as Collateral Agent

Dated as of September 2, 2009

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND INTERPRETATION		2

1.1	DEFINITIONS	2
1.2	COMMON AGREEMENT DEFINITIONS	3
1.3	INTERPRETATION	3

ARTICLE II. CAPITAL CONTRIBUTIONS		3

2.1	BASE EQUITY	3
2.2	OVERRUN EQUITY	4
2.3	PROCEDURES FOR EQUITY CONTRIBUTIONS	5
2.4	PROCEEDS OF EQUITY CONTRIBUTIONS	6
2.5	GRANT OF SECURITY INTEREST	6

ARTICLE III. ADDITIONAL AGREEMENTS; TAXES; INDEMNITIES		6

3.1	NO WITHHOLDING	6
3.2	GROSS-UP	6
3.3	INDEMNITY FOR TAXES	7
3.4	INDEMNITY FOR SPONSOR BREACH	7
3.5	SURVIVAL	8
3.6	MODIFICATIONS, SUSPENSIONS, ETC.	8
3.7	WAIVER OF NOTICE OF DEFAULT	8
3.8	NO DISCHARGE UPON CERTAIN ACTIONS BY CREDIT PARTIES	8

ARTICLE IV. REPRESENTATIONS AND WARRANTIES		9

4.1	LEGALITY, VALIDITY AND ENFORCEABILITY	9
4.2	DEFAULT	9
4.3	LITIGATION	9
4.4	FEES	10

ARTICLE V. COVENANTS OF EQUITY CONTRIBUTOR		10

5.1	CONSENTS	10
5.2	COMPLIANCE WITH LEGAL REQUIREMENTS	10
5.3	LITIGATION	10
5.4	DISTRIBUTIONS	10

ARTICLE VI. GOVERNING LAW, CONSENT TO JURISDICTION AND VENUE		11

6.1	GOVERNING LAW	11
6.2	WAIVER OF TRIAL BY JURY	11
6.3	CONSENT TO JURISDICTION; SERVICE OF PROCESS	11

ARTICLE VII. MISCELLANEOUS		12

7.1	NOTICES	12
7.2	AMENDMENTS TO OTHER DOCUMENTS	12
7.3	ENTIRE AGREEMENT	12
7.4	NO DISCHARGE	12
7.5	TERMINATION	13
7.6	REINSTATEMENT	13
7.7	LIMITATION ON LIABILITY	13
7.8	WAIVER OF SUBROGATION	13
7.9	RIGHTS AND RESPONSIBILITIES OF AGENTS	14
7.10	CALCULATIONS	14

7.11	SUCCESSORS AND ASSIGNS	14
7.12	AMENDMENTS	14
7.13	SEVERABILITY	14
7.14	DELAY AND WAIVER	15
7.15	REMEDIES	15
7.16	BENEFITS OF AGREEMENT	15
7.17	CONCLUSIVE AUTHORITY	15
7.18	COUNTERPARTS	16

Exhibit A     Form of Notice of Accelerated Equity Contribution Demand

[Execution Counterpart]

EQUITY FUNDING AGREEMENT

THIS EQUITY FUNDING AGREEMENT (this “Agreement”) is dated as of September 2, 2009, by and among:

(i)	SOLYNDRA, INC., a corporation organized and existing under the laws of Delaware (the “Equity Contributor”);

(ii)	SOLYNDRA FAB 2 LLC, a limited liability company organized and existing under the laws of Delaware (the “Borrower”);

(iii)	U.S. DEPARTMENT OF ENERGY, acting by and through the Secretary of Energy, for itself as a Credit Party and as guarantor of the DOE-Guaranteed Loans (in such capacity, “DOE”);

(iv)	U.S. DEPARTMENT OF ENERGY, acting by and through the Secretary of Energy, as the Loan Servicer under the Common Agreement (in such capacity, the “Loan Servicer”); and

(v)	U.S. BANK NATIONAL ASSOCIATION, a national banking association, as the Collateral Agent under the Common Agreement (in such capacity, the “Collateral Agent”).

WHEREAS, the Borrower intends to develop, construct, own and operate a thin-film solar photovoltaic manufacturing facility, together with certain associated facilities, in connection with the Project.

WHEREAS, in order to finance the cost of the Project, the Borrower has entered into the Common Agreement dated as of September 2, 2009, by and among DOE, the Borrower, the Loan Servicer and the Collateral Agent (the “Common Agreement”), pursuant to which the Credit Parties have agreed to make available certain credit facilities to the Borrower on the terms and conditions set forth therein.

WHEREAS, it is a condition precedent to the making of the initial Advance under the Common Agreement and the other Loan Documents that the parties shall have entered into this Agreement.

NOW, THEREFORE, to induce DOE, the Loan Servicer and the Collateral Agent to enter into the Common Agreement and the other Loan Documents and to induce the Credit Parties to make available the DOE Credit Facility, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the parties agree as follows:

ARTICLE I.

DEFINITIONS AND INTERPRETATION

1.1 Definitions

As used in this Agreement, the following terms have the following meanings:

“Accelerated Equity Contribution” means, at any time in the case of an Equity Acceleration Date specified in a notice issued by the Loan Servicer to the Equity Contributor pursuant to Section 2.3.2, an amount equal to the lesser of (i) the balance of the undrawn Base Equity Commitment and all amounts of the Overrun Equity Commitment that have been funded at such time, and (ii) the outstanding amount of the Secured Obligations at such time.

“Base Equity” means, individually, each capital contribution in Dollars made by, or on behalf of, the Equity Contributor to the Borrower either as application of an Approved Pre-Closing Equity Credit or in satisfaction of the Equity Contributor’s obligation, pursuant and subject to Article II, to provide its share of Base Equity Contributions, and, collectively, the aggregate of all such capital contributions to fund Project Costs up to the amount of the Base Equity Commitment.

“Base Equity Contribution” means Base Equity in an amount equal to, on any Base Equity Contribution Date, an amount sufficient that, after giving effect to the provision of such amount to the Borrower and the disbursement of Advances (if any) scheduled to be made on or before such Base Equity Contribution Date, the Debt-to-Equity Contribution Ratio is not more than 73:27.

“Base Equity Contribution Date” means the date nine (9) Business Days prior to each Requested Advance Date.

“Equity Acceleration Date” means the date specified as such in any notice issued by the Loan Servicer to the Equity Contributor pursuant to Section 2.3.2.

“Equity Contribution” means, individually, each Base Equity Contribution and Overrun Equity Contribution (including an Accelerated Equity Contribution) and, collectively, the aggregate of all such contributions.

“Equity Contribution Date” means each Base Equity Contribution Date, Overrun Equity Contribution Date, or Equity Acceleration Date.

“Equity Percentage” means, with respect to the Equity Contributor, one hundred percent (100%).

“Overrun Equity” means, individually, each capital contribution made to the Borrower in satisfaction of the Equity Contributor’s obligation, pursuant to Article II, to provide its share of the Overrun Equity Contribution and, collectively, the aggregate of all such capital contributions.

“Overrun Equity Contribution” means Overrun Equity in an amount equal to the portion of any Overrun Project Costs to be funded pursuant to this Agreement with Overrun Equity.

“Overrun Equity Contribution Date” means, the date nine (9) Business Days prior to the Requested Advance Date specified in any Master Advance Notice or any other date specified in a notice requiring a Overrun Equity Contribution in accordance with the Common Agreement or this Agreement.

“Sponsor Loan Documents” means this Agreement, the Sponsor Support Agreement, and any other agreement, instrument or document executed pursuant hereto or thereto.

1.2 Common Agreement Definitions

When used in this Agreement including the recitals hereto, capitalized terms not otherwise defined herein which are defined in Exhibit A to the Common Agreement have the meanings given to them in the Common Agreement.

1.3 Interpretation

For all purposes of this Agreement and the Exhibits hereto, the principles of construction set forth in Exhibit B to the Common Agreement shall apply mutatis mutandis to this Agreement as if set forth in full in this Section 1.3.

ARTICLE II.

CAPITAL CONTRIBUTIONS

The Equity Contributor undertakes to provide directly or indirectly to the Borrower the required amounts of Base Equity and Overrun Equity, on and subject to the terms and conditions of this Agreement.

2.1 Base Equity

2.1.1 Base Equity Commitment

The Equity Contributor irrevocably commits to provide Base Equity in the aggregate amount of (i) 27% of all Eligible Base Project Costs, plus (ii) 100% of all Ineligible Base Project Costs.

2.1.2 Deposits Into Equity Funding Account

On or prior to the Financial Closing Date, the Equity Contributor shall provide or cause to be provided to the Collateral Agent in cash an amount equal to (i) $198,000,000, equal to the full amount of the Base Equity Commitment, less (ii) the Approved Pre-Closing Equity Credit to be deposited into the Equity Funding Account in accordance with the Collateral Agency Agreement.

2.1.3 Base Equity Contributions to Borrower

In accordance with Section 2.3.1, the Equity Contributor shall cause each Base Equity Contribution, in an amount equal to the product of (x) the Equity Percentage for the Equity Contributor, and (y) the Base Equity Contribution scheduled to be made on the applicable Base Equity Contribution Date, to be made to the Borrower from the following sources as specified in the applicable Master Advance Notice:

(a)	to the extent there is an Approved Pre-Closing Equity Credit Balance that has not been allocated to an Advance pursuant to Section 2.4.2 of the Common Agreement, it may elect to allocate any portion of such Approved Pre-Closing Equity Credit Balance as an Approved Pre-Closing Equity Credit; and

(b)	it may transfer funds from the Equity Funding Account to the Disbursement Account by providing in the Master Advance Notice instruction to the Collateral Agent to do so in accordance with the Collateral Agency Agreement; and

(c)	otherwise, it shall provide or cause to be provided to the Collateral Agent in cash all unfunded amounts of such Base Equity Contribution, to be deposited in the Disbursement Account in accordance with the Collateral Agency Agreement.

Base Equity shall be made available for application as provided in Section 2.4.2 of the Common Agreement and in the manner described in this Agreement.

2.2 Overrun Equity

2.2.1 Overrun Equity Commitment

The Equity Contributor irrevocably commits to provide Overrun Equity in the aggregate amount equal to (i) 100% of all Overrun Project Costs incurred at any time prior to the Project Completion Date less (ii) the full amount of Overrun Contingencies, provided, that Overrun Project Costs shall first be funded from Overrun Contingencies and only after all Overrun Contingencies are utilized shall Overrun Equity be required from the Equity Contributor.

2.2.2 Deposits Into Equity Funding Account

On each of (x) the first Business Day of the calendar month in which the fifteen-month anniversary of the Financial Closing Date occurs, and (y) thereafter on the first Business Day of the next successive five calendar months, the Equity Contributor shall provide or cause to be provided to the Collateral Agent $5,000,000 in cash, up to a total of $30,000,000, to be deposited into the Equity Funding Account in accordance with the Collateral Agency Agreement.

2.2.3 Overrun Equity Contributions to Borrower

In accordance with Section 2.3.1, the Equity Contributor shall cause each Overrun Equity Contribution, in an amount equal to the product of (x) the Equity Percentage for the Equity Contributor, and (y) the Overrun Equity Contribution scheduled to be made on the applicable Overrun Equity Contribution Date, to be made to the Borrower from the following sources:

(a)	to the extent that there are any funds in the Equity Funding Account, at DOE’s instruction in accordance with the Collateral Agency Agreement such funds shall be withdrawn by the Collateral Agent and contributed to the Borrower up to the amount of the required Overrun Equity Contribution; and

(b)	otherwise, it shall provide or cause to be provided to the Collateral Agent in cash all unfunded amounts of such Overrun Equity Contribution, to be deposited in the Disbursement Account in accordance with the Collateral Agency Agreement.

2.2.4 Release of Amounts in Equity Funding Account

Upon Project Completion, DOE shall instruct the Collateral Agent in accordance with the Collateral Agency Agreement to pay to the Equity Contributor any remaining balance in the Equity Funding Account not otherwise used to fund Overrun Project Costs.

2.3 Procedures for Equity Contributions

2.3.1 Timing of Equity Contributions to Borrower

Pursuant to the Common Agreement and the relevant Master Advance Notice, the Equity Contributor shall, to the extent its Base Equity Contribution or Overrun Equity Contribution is required to be made in cash, provide or cause to be provided to the Collateral Agent in cash for deposit into the Disbursement Account no later than the Equity Contribution Date therefor in an amount equal to the Equity Percentage of the Base Equity Contribution or Overrun Equity Contribution scheduled to be made on such Equity Contribution Date.

2.3.2 Accelerated Equity Contributions

Promptly upon delivery by the Loan Servicer to the Equity Contributor at any time prior to the Project Completion Date of a notice in the form of Exhibit A hereto demanding an Accelerated Equity Contribution pursuant to Section 8.2(a)(vi) of the Common Agreement, the Equity Contributor shall on the date specified therefor in such notice provide or cause to be provided to the Collateral Agent funds for deposit from the Equity Funding Account into the Disbursement Account without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived.

The right of the Loan Servicer to demand an Accelerated Equity Contribution shall not limit any other right or remedy of DOE, the Loan Servicer or any other Credit Party under any Loan Document or the Governmental Rules, nor shall any Credit Party be obligated to pursue any right or remedy or proceed against, or elect or exhaust any remedies with respect to, any other Person or any Collateral Security. The Equity Contributor hereby irrevocably waives any defense of a guarantor or surety to which the Equity Contributor might be entitled under any Governmental Rules with respect to any Accelerated Equity Contribution.

2.4 Proceeds of Equity Contributions

Each Equity Contribution required to be made in cash shall be made in immediately available funds in Dollars.

(a)	Proceeds of any Equity Contribution (other than in connection with an Accelerated Equity Contribution) shall be made available to the Borrower in accordance with Section 2.4.2 of the Common Agreement and the terms of the Collateral Agency Agreement.

(b)	Proceeds of any Accelerated Equity Contribution shall be applied in accordance with Section 8.2 of the Common Agreement.

2.5 Grant of Security Interest

As security for the payment and performance of its obligations under this Agreement and the other Secured Obligations, the Equity Contributor hereby grants to the Collateral Agent, for itself and on behalf of and for the ratable benefit of the other Secured Parties, a security interest in the Equity Funding Account (as defined in the Collateral Agency Agreement) and all proceeds thereof (the “Collateral”). The Equity Contributor agrees that this Agreement shall create a continuing security interest in the Collateral which shall remain in effect until the termination of the DOE Credit Facility Commitment and payment and performance in full of all Secured Obligations (other than inchoate indemnity obligations).

ARTICLE III.

ADDITIONAL AGREEMENTS; TAXES; INDEMNITIES

3.1 No Withholding

All sums payable by the Equity Contributor under this Agreement or any other Sponsor Loan Document shall be paid free of any restriction or condition, free and clear of and (except to the extent required by law) without any deduction or withholding on account of, any tax and without deduction or withholding (except to the extent required by law) on account of any other amount, whether by way of set-off, counterclaim or otherwise (except on account of tax on the net income or capital of any Credit Party by any jurisdiction or any political subdivision or taxing authority thereof or therein as a result of such entity’s being organized or maintaining an office, branch or permanent establishment in such jurisdiction or political subdivision).

3.2 Gross-Up

If either (x) the Equity Contributor (or any other Person) is required by law to make any deduction or withholding on account of any such tax or other amount as is referred to in Section 5.1, from any sum paid or payable by the Equity Contributor (or any other Person) under this Agreement; or (y) any Credit Party (or any Person on its behalf) is required by law to make any deduction or withholding from, or (except on account of tax on the net income or capital of such Credit Party by any jurisdiction or any political subdivision or taxing authority thereof or therein as a result of such Credit Party’s being organized or maintaining an office, branch or permanent establishment in such jurisdiction or political subdivision) any payment on, or calculated by reference to, the amount of, any sum payable by the Equity Contributor under this Agreement or any other Sponsor Loan Document, then:

(i)	the Equity Contributor shall notify the Loan Servicer of any such requirement or any change in any such requirement as soon as it becomes aware of it;

(ii)	the Equity Contributor shall pay any such tax or other amount before the date on which penalties attach to such amount, such payment to be made (if the liability is imposed on any other Person who is a party to any of the Loan Documents) on behalf of and in the name of that Person;

(iii)	the sum payable by the Equity Contributor in respect of which the relevant deduction, withholding or payment is required shall (except, in the case of any such payment, to the extent that its amount is not ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, that party receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment been required or made; and

(iv)	within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any tax or other amount which it is required by paragraph (i) or (ii) above to pay, the Equity Contributor shall deliver to the Loan Servicer evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority.

3.3 Indemnity for Taxes

The Equity Contributor shall indemnify the Borrower and each Credit Party on demand for the full amount of any tax imposed by any jurisdiction on amounts payable by the Equity Contributor under this Agreement. Upon receiving notice of the assertion of any claim against the Borrower or a Credit Party relating to such a tax, the Borrower or such Credit Party shall give prompt notice to the Loan Servicer (which shall notify the Equity Contributor of the asserted claim) accompanied by a certificate describing in reasonable detail the basis of the asserted claim. The obligations of the Equity Contributor under this Section 5.3 shall survive any failure by the Borrower or such Credit Party to provide prompt notice to the Equity Contributor.

3.4 Indemnity for Sponsor Breach

The Equity Contributor agrees that it shall defend, indemnify and hold harmless on demand each Agent and each other Credit Party and their respective directors, officers, employees, agents and representatives from and against and reimburse such indemnitees on demand for any and all costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, claims and demands of every kind or nature, including reasonable attorney’s fees and court costs, which are occasioned by or result from any failure by the Equity Contributor to perform any of the terms of this Agreement or any other Sponsor Loan Document. The Equity Contributor severally agrees that it shall on demand pay its Equity Percentage of the fees and expenses (including legal fees and out-of-pocket expenses) incurred by each Agent and each other Credit Party in connection with the preservation or enforcement of this Agreement and any other Sponsor Loan Document.

3.5 Survival

The obligations of the Equity Contributor under this Article III shall survive termination of this Agreement.

3.6 Modifications, Suspensions, Etc.

The Equity Contributor shall not agree to any amendment, modification or variation to, or waive or grant any indulgence with respect to, any right under, or make or agree to any suspension, termination or cancellation of, this Agreement or any other Sponsor Loan Document, or assert or agree to any claim that this Agreement or any other Sponsor Loan Document has been frustrated, except, in any case, to the extent permitted under the Loan Documents.

3.7 Waiver of Notice of Default

The Equity Contributor hereby irrevocably waives diligence, presentment, protest, demand for payment and notice of default or non-payment to or upon the Borrower or any other Person with respect to any amounts due under the Common Agreement, any Sponsor Loan Document or any other Loan Document. The Equity Contributor acknowledges the substantial direct and indirect benefits from the financing arrangements are contemplated by the Loan Documents and the waivers set forth herein are knowingly made in contemplation of such benefits.

3.8 No Discharge Upon Certain Actions by Credit Parties

The Equity Contributor shall remain obligated under this Agreement notwithstanding that, without any reservation of rights by or against the Equity Contributor and without notice to, or further assent by, the Equity Contributor:

(a)	any demand for payment of any amount due pursuant to the Common Agreement or any other Loan Documents may be rescinded by any agent or any of the other Credit Parties;

(b)	any of the Advances under the DOE Credit Facility is continued;

(c)	such amounts, or the liability of any other Person upon or for any part of such amounts, or any collateral security or guarantee for such amounts or right of offset with respect to such amounts, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Credit Party;

(d)	the Common Agreement or any other Transaction Document or any other agreement, document or instrument evidencing, securing or relating to such document, may be amended, modified, supplemented or terminated, in whole or in part; or

(e)	any collateral security or guarantee or right of offset at any time held by any Agent or any of the other Credit Parties or any of them for the payment of such amounts may be sold, exchanged, waived, surrendered or released.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

The Equity Contributor makes all of the following representations and warranties to and in favor of each Credit Party as of (i) the Financial Closing Date, (ii) each Periodic Approval Date, and (iii) each Advance Date, except as such representations and warranties relate to an earlier date, and all of these representations and warranties shall survive the Financial Closing Date.

4.1 Legality, Validity and Enforceability

This Agreement and each other Sponsor Loan Document to which it is a party, constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.2 Default

It is not in default under (i) any term of this Agreement or (ii) any other agreement to which it is a party which could reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder or under any other Sponsor Loan Document to which it is a party.

4.3 Litigation

There is no pending or, to its knowledge, threatened (in writing) action or proceeding at law or in equity affecting it before any Governmental Authority or arbitrator, (i) that relates to this Agreement or, any other Transaction Document to which it is a party that could reasonably be expected to have a Material Adverse Effect or (ii) which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement or under any other Sponsor Loan Document to which it is a party.

4.4 Fees

Other than amounts that have been paid in full or will have been paid in full by the initial Requested Advance Date, no fees or taxes, including stamp, transaction, registration or similar taxes, are required to be paid by it or by any of the Credit Parties for the legality, validity, or enforceability of this Agreement.

ARTICLE V.

COVENANTS OF EQUITY CONTRIBUTOR

The Equity Contributor covenants and agrees that, until the Secured Obligations (other than inchoate indemnity obligations) shall have been indefeasibly paid in full and all commitments to extend credit under the DOE Credit Facility shall have expired or terminated:

5.1 Consents

It will maintain in full force and effect all Government Approvals that are required to be obtained by it with respect to this Agreement and will obtain any such Government Approvals that may become necessary in the future.

5.2 Compliance With Legal Requirements

It will comply with all requirements under any law, rule, regulation, order, judgment or decree to which it may be subject if failure so to comply could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement.

5.3 Litigation

Promptly, and in any event within five (5) Business Days after an Authorized Official obtains knowledge thereof, it will give to the Loan Servicer notice of the occurrence of any event or of any litigation or governmental proceeding pending against it which could reasonably be expected to have a material adverse effect on its ability to perform its obligations hereunder.

5.4 Distributions

If any amount shall be paid to it in violation of this Agreement or the Common Agreement, such amount shall be deemed to have been paid to it for the benefit of, and held in trust for the benefit of, the Collateral Agent and shall forthwith be paid to the Collateral Agent to be credited and applied toward payment of the outstanding Secured Obligations, whether matured or unmatured, in accordance with the terms of the Collateral Agency Agreement.

ARTICLE VI.

GOVERNING LAW, CONSENT TO JURISDICTION AND VENUE

6.1 Governing Law

This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, Federal law and not the law of any state or locality. To the extent that a court looks to the laws of any state to determine or define the Federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws.

6.2 Waiver of Trial by Jury

EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR DOE, THE LOAN SERVICER, AND THE COLLATERAL AGENT TO ENTER INTO THIS AGREEMENT.

6.3 Consent to Jurisdiction; Service of Process

By execution and delivery of this Agreement, the Equity Contributor irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Agreement or any other Loan Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (i) the courts of the United States of America for the Southern District of New York, (ii) the courts of the United States of America located in the District of Columbia, (iii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found, and (iv) appellate courts from any of the foregoing;

(b) consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Equity Contributor at its address referenced in Section 7.1 of this Agreement or at such other address of which DOE shall have been notified pursuant thereto;

(d) agrees that nothing herein shall (i) affect the right of any Credit Party to effect service of process in any other manner permitted by law or (ii) limit the right of any Credit Party to commence proceedings against or otherwise sue the Equity Contributor or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Governmental Rules; and

(e) agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or without the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Equity Contributor’s obligation.

ARTICLE VII.

MISCELLANEOUS

7.1 Notices

Any communications to any party to this Agreement or notices provided pursuant to this Agreement may be given to the address set forth for such party as provided in Section 11.1 of the Common Agreement. Each communication to be made under this Agreement shall be made in writing and, unless otherwise stated, shall be given and deemed effective as provided in Section 11.1 of the Common Agreement.

7.2 Amendments to Other Documents

No compromise, alteration, amendment, modification, extension, renewal, release or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of this Agreement or any other Transaction Document shall in any way alter or affect any of the obligations under this Agreement or any other Transaction Document of the Equity Contributor.

7.3 Entire Agreement

This Agreement, including any agreement, document or instrument attached hereto or referred to herein, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior agreements and understandings of the parties hereto in respect to the subject matter hereof.

7.4 No Discharge

The obligations of the Equity Contributor under this Agreement and each other Sponsor Loan Document shall not be affected by (i) any default by the Borrower or any other Major Project Participant in the performance or observance of any of its agreements or covenants in this

Agreement or any other Transaction Document, or (ii) the insolvency of the Borrower or any other Major Project Participant. No obligations of the Equity Contributor under this Agreement or any other Sponsor Loan Document shall be released, discharged or in any way affected by any reorganization, arrangement, compromise, composition or plan affecting the Borrower or any of its Affiliates or by any lack of validity or enforceability of this Agreement or any other Transaction Document, whether or not the Equity Contributor or the Borrower or such Affiliate shall have notice or knowledge of any of the foregoing.

7.5 Termination

Except as otherwise expressly provided herein, the obligations of the Equity Contributor under this Agreement shall remain in full force and effect (i) in the case of Article II, until the payment in full of the required amounts of Base Equity and Overrun Equity, and (ii) in the case of all other obligations hereunder, until the date on which all Secured Obligations (other than inchoate indemnity obligations) have been indefeasibly paid in full and all commitments to extend credit under the FFB Note Purchase Agreement have been terminated.

7.6 Reinstatement

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of any obligations of the Equity Contributor under this Agreement, or any part of this Agreement, is, pursuant to the Governmental Rules, rescinded or reduced in amount, or must otherwise be restored or returned by any Credit Party. In the event that the whole or any part of any payment is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.7 Limitation on Liability

Except for a claim arising from the gross negligence or willful misconduct of any Person, no claim shall be made by the Equity Contributor against any Agent or any Credit Party or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim for such damages is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Transaction Documents or any act or omission or event occurring in connection with such documents. The Equity Contributor waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

7.8 Waiver of Subrogation

Until the Secured Obligations (other than inchoate indemnity obligations) shall have been indefeasibly paid in full and all commitments to extend credit under the DOE Credit Facility shall have expired or terminated, the Equity Contributor shall not enforce or accept any payment by the Borrower under any right of subrogation which may have arisen or may hereafter arise in connection with this Agreement.

7.9 Rights and Responsibilities of Agents

Each of the Collateral Agent and the Loan Servicer shall be entitled to the benefits of Article 9 (Agents and Advisors) of the Common Agreement and Section 11.17 (Payment of Costs and Expenses) of the Common Agreement in connection with the performance of its rights and responsibilities and exercise of its rights under this Agreement and any other Sponsor Loan Document to which such Person is a party.

7.10 Calculations

All financial calculations to be made under, or for the purposes of, this Agreement and the other Sponsor Loan Documents shall be determined in accordance with the Common Agreement.

7.11 Successors and Assigns

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors or permitted assigns of the parties hereto. The Equity Contributor may not make an assignment or other transfer of this Agreement or any interest herein, unless it has obtained the prior written consent of the Collateral Agent acting upon the instruction of the Loan Servicer pursuant to the Common Agreement to such assignment or other transfer.

(b) Neither the Equity Contributor nor the Borrower shall be entitled to assign this Agreement or any benefit or obligation under this Agreement in whole or in part. The Equity Contributor irrevocably consents to any absolute, conditional or collateral transfer, pledge or assignment from time to time by the Borrower to the Collateral Agent of any or all of the right, title and interest of the Borrower in, to, and under this Agreement under the Security Documents and agrees that (i) the Collateral Agent shall be a permitted assignee of the Borrower’s rights hereunder and may succeed to all the rights, titles and interests of the Borrower hereunder, (ii) all payments hereunder by the Equity Contributor of its obligations shall be made to the Collateral Agent and (iii) the Collateral Agent shall be entitled to exercise such rights and remedies as are provided in the Security Documents.

(c) The Collateral Agent and the Loan Servicer shall assign all of their respective rights and obligations under this Agreement to any successor appointed pursuant to the Collateral Agency Agreement or the Common Agreement (as appropriate).

7.12 Amendments

Neither this Agreement nor any of the terms of this Agreement may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by the parties to this Agreement.

7.13 Severability

In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect in any jurisdiction, the parties hereto agree to the fullest extent they may effectively do so that the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

7.14 Delay and Waiver

No delay or omission to exercise, and no course of dealing with respect to, any right, power or remedy accruing upon the occurrence of any Potential Default or Event of Default or any other breach or default of the Borrower under this Agreement or the Common Agreement shall impair any such right, power or remedy of the Credit Parties, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single Potential Default or Event of Default, or other breach or default be deemed a waiver of any other Potential Default or Event of Default or other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any of the Credit Parties of any Potential Default or Event of Default, or other breach or default under this Agreement or any other Loan Document, or any waiver on the part of any of the Credit Parties of any provision or condition of this Agreement or any other Loan Document, must be in writing and shall be effective only to the extent in such writing specifically set forth.

7.15 Remedies

The remedies provided in this Agreement or by law or otherwise afforded to any of the Credit Parties shall be cumulative and not alternative. If the Equity Contributor fails to pay or perform any of its obligations hereunder when due, the Borrower and each Credit Party may avail itself of all available remedies, in law or at equity, to enforce its rights hereunder. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion of any other appropriate right or remedy.

7.16 Benefits of Agreement

Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors and permitted assigns hereunder and under the Loan Documents, any benefit or any legal or equitable right or remedy under this Agreement.

7.17 Conclusive Authority

In taking or omitting to take any action (including exercising or failing to exercise any option, voting right or other election provided for in this Agreement or any other Loan Document), each Agent, as between such Person on the one hand and the Borrower, the Equity Contributor and each other Major Project Participant on the other hand, shall be conclusively presumed to be acting or omitting to act in such capacity with full and valid authority so to conduct itself, notwithstanding any reference to the Common Agreement or any other Loan Document. Except to the extent provided otherwise in this Agreement, nothing in this Agreement shall be deemed to prejudice the rights and responsibilities, if any, of such Agent with respect to any other Credit Party arising out of the Common Agreement or any other Loan Document.

7.18 Counterparts

This Agreement may be executed in one or more duplicate counterparts and when signed by all of the parties shall constitute a single binding agreement.

IN WITNESS WHEREOF, the parties to this Agreement, acting through their Authorized Officials, have caused this Agreement to be signed in their respective names as of the date first above written.

SOLYNDRA FAB 2 LLC

By:	Solyndra, Inc., its sole Member

	By:	/s/ W.G. Stover, Jr.

	Its:	Vice President, Finance & Chief Financial Officer

SOLYNDRA, INC.

By:	/s/ W.G. Stover, Jr.

Its:	Vice President, Finance & Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:

Its:

U.S. DEPARTMENT OF ENERGY, as Credit Party

By:

Its:

[Signature Page to Equity Funding Agreement]

IN WITNESS WHEREOF, the parties to this Agreement, acting through their Authorized Officials, have caused this Agreement to be signed in their respective names as of the date first above written.

SOLYNDRA FAB 2 LLC

By:	Solyndra, Inc., its sole Member

By:

Its:

SOLYNDRA, INC.

By:

Its:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Jean Clarke

Its:	Jean Clarke; Assistant Vice President

U.S. DEPARTMENT OF ENERGY, as Credit Party

By:

Its:

[Signature Page to Equity Funding Agreement]

IN WITNESS WHEREOF, the parties to this Agreement, acting through their Authorized Officials, have caused this Agreement to be signed in their respective names as of the date first above written.

SOLYNDRA FAB 2 LLC

By:	Solyndra, Inc., its sole Member

By:

Its:

SOLYNDRA, INC.

By:

Its:

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:

Its:

U.S. DEPARTMENT OF ENERGY, as Credit Party

By:	/s/ David G. Frantz

Its:	Director, Loan Guarantee Program Office

[Signature Page to Equity Funding Agreement]

U.S. DEPARTMENT OF ENERGY, as Loan Servicer

By:	/s/ David G. Frantz

Its:	Director, Loan Guarantee Program Office

[Signature Page to Equity Funding Agreement]

Exhibit A

to Equity Funding Agreement

[Form of Notice of Accelerated Equity Contribution

Demand By Loan Servicer]

[Date]

Solyndra, Inc.

Re:	Equity Funding Agreement dated as of , 2009, by and among the Equity Contributor, the Borrower, DOE, the Loan Servicer and the Collateral Agent (as at any time amended or otherwise modified, the “Equity Funding Agreement”)

Ladies and Gentlemen:

All capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Equity Funding Agreement.

Pursuant to Section [8.2(a)(vi)] of the Common Agreement and Section 2.3.2 of the Equity Funding Agreement, we hereby demand the making of an Accelerated Equity Contribution (the “Demand”) in the amount of [                    ] Dollars ($                    ). The amount of such Accelerated Equity Contribution due from, or on behalf of, the Equity Contributor is $            .

All such amounts shall be paid to the [Disbursement Account], Account No.             at the Collateral Agent, [address] on the date of this Demand in Dollars and immediately available funds.

We hereby expressly reserve all rights and remedies to which any Credit Party may be entitled under any Loan Document or the Governmental Rules.

U.S. DEPARTMENT OF ENERGY, as Loan Servicer

By:

Its:

cc: Collateral Agent

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